                                                                   EXHIBIT 10.20

                        DEFERRED COMPENSATION AGREEMENT


         THIS AGREEMENT is made and entered into effective as of the ________ day of __________, 199___, by and between InfoCure Corporation, a Delaware corporation (the "Company") and James K. Price ("Employee").

         WHEREAS, the Company and Employee are parties to that certain Restricted Stock Award Agreement dated June 1, 1998 (the "Restricted Stock Agreement"), whereby Employee was awarded thirty thousand (30,000) shares of the Company's common stock (the "Bonus Shares"), subject to certain vesting requirements;

         WHEREAS, none of the Bonus Shares have vested as of the date hereof;
and

         WHEREAS, Employee and the Company desire to modify the Restricted Stock Agreement so that in the event the Bonus Shares vest, the benefit is credited under a deferred compensation arrangement.

         FOR AND IN CONSIDERATION of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Bonus Shares.  In the event the Bonus Shares vest,
Employee irrevocably elects to have a benefit equivalent to the thirty thousand (30,000) Bonus Shares credited to a deferred compensation account maintained by the Company for the benefit of Employee.

         2. Unfunded Nature of Benefit. The benefit contemplated hereby is an unfunded promise to pay a benefit equivalent to the value of thirty thousand (30,000) (subject to adjustment as provided in Section 4. hereof) shares of the Company's common stock as of the date of payment. Any funds which may be segregated for payment of this obligation of the Company shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds.

         3. Payment. Employee shall be entitled to receive a benefit equivalent to the thirty thousand (30,000) Bonus Shares only upon termination of his employment with the Company. The benefit shall be paid in shares of the Company's common stock to Employee within thirty (30) days following the date of such termination of employment.

         4. Adjustments. If the number of outstanding shares of common stock of the Company is increased or decreased by reason of a split-up, stock split, reverse stock split, reclassification, distribution of a common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made in the benefit payable pursuant hereto, such that Employee's proportionate interest shall be maintained as before the occurrence of such event.

         5. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia.

         6.       Entire Agreement. This Agreement, and the Restricted
Stock Agreement to the extent not inconsistent herewith, express the entire understanding and agreement of the parties with respect to the subject matter hereof.

         7. Amendment. This Agreement may be amended or revoked at any time in whole or in part by the mutual written agreement of the parties hereto.

         8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first set forth above.

                                        COMPANY:

                                        InfoCure Corporation



                                        By: /s/  Richard E. Perlman
                                           -------------------------------------
                                        Title:   Chairman
                                              ----------------------------------

                                        EMPLOYEE:


                                        /s/ James K. Price
                                        ----------------------------------------
                                        James K. Price


                                       2